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                                                                   EXHIBIT 23.6


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


     We hereby consent to (i) use in the Prospectus (the "Prospectus")


constituting part of the Registration Statement on Form S-2 filed by EXCO Resources, Inc., a Texas corporation (the "Company"), under the Securities Act of 1933 (the "Act"), of information contained in our reserve report relating to the oil and gas reserves and revenue, as of December 31, 1995, December 31, 1996 and December 31, 1997, of certain interests of the Company, and our reserve reports relating to the oil and gas reserves and revenue as of December 31, 1997, of certain interests in Jacobi-Johnson Energy, Inc., the Maverick County Properties, and the Dawson County Properties and the information derived from such letters, (ii) all references to such report letters and/or to this firm in such Prospectus, and further consent to our being named as an expert therein, and (iii) the incorporation of this consent in any Registration Statement filed for the same offering pursuant to Rule 462(b) under the Act.


                                              LEE KEELING AND ASSOCIATES, INC.


                                              By:/s/ KENNETH RENBERG
                                                 -------------------------------
                                                 Kenneth Renberg, Vice President

Tulsa, Oklahoma
July 2, 1998